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                                                                EXHIBIT (10)(L)


                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT

         This Amendment No. 1 dated February 19, 2002 (the "Amendment"), to the Employment Agreement dated November 15, 1999 (the "Employment Agreement"), by and between Wachovia Corporation (formerly named First Union Corporation, the "Company") and G. Kennedy Thompson (the "Executive").

         WHEREAS, the Company and the Executive desire to change certain provisions of the Employment Agreement;

         WHEREAS, the Executive recommends that certain provisions of the Employment Agreement be amended to more closely align such provisions in the Executive's Employment Agreement with similar provisions in the employment agreement between the Corporation and the Corporation's Chairman; and

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged hereto, the parties agree as follows:

1. Section 1(b) of the Employment Agreement is deleted in its entirety and the following inserted in its place as new Section 1(b).

         "1(b) The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company upon the terms and conditions set forth in this Agreement, for the period commencing on the Effective Date and ending on the third anniversary thereof (the "Employment Period"); provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 90 days prior to the Renewal Date the Company or the Executive, respectively, shall give notice to the Executive or the Company, respectively, that the Employment Period shall not be so extended. Notwithstanding the foregoing, in the event a "Change in Control" (as defined herein) occurs, the Employment Period, unless previously terminated, shall be extended immediately prior to the Change in Control so that the Employment Period shall terminate no earlier than three years from such Change in Control."

2. Section 4(a)(i)(B) of the Employment Agreement is deleted in its entirety and the following inserted in its place as new Section 4(a)(i)(B).

         "4(a)(i)(B) the amount equal to the product of (1) three and (2) the sum of the Executive's Annual Base Salary immediately prior to the Date of Termination and the Base Bonus."

3. Section 4(a)(iii) of the Employment Agreement is deleted in its entirety and the following inserted in its place as new Section 4(a)(iii).

         "4(a)(iii) for three years after the Executive's Date of Termination (or for the remainder of the Executive's life if such Date of Termination is after a Change in Control), or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue medical, dental and life insurance benefits to the Executive and/or the Executive's family on a substantially equivalent basis to those which would have been provided to them in accordance with the medical, dental and life insurance plans, programs, practices and policies described in Section 2(b)(iv) of this Agreement if the Executive's employment had not been terminated, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical, dental and/or life insurance benefits under another employer provided plan, the medical, dental and/or life insurance benefits described herein shall terminate. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have terminated employment with the Company on the Date of Termination; and"

4. This Amendment constitutes an amendment to the Employment Agreement pursuant to Section 11(a) of the Employment Agreement. All provisions of the Employment Agreement not affected by this Amendment shall remain in full force and effect and shall continue to be binding obligations of both parties hereto. Capitalized terms used in this Amendment but not defined herein shall have the meanings assigned thereto in the Employment Agreement.


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         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its officers thereunto duly authorized, and the Executive has signed this Amendment under seal, all as of the date and year first above written.


WACHOVIA CORPORATION                                                     [SEAL]
                                             ATTEST:


By:
   -----------------------------------       ----------------------------------
Name: Paul G. George                         Mark C. Treanor
Title: Senior Executive Vice President       Secretary



------------------------------  (SEAL)
G. Kennedy Thompson


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